Agreement No. QW01-001056



CONFIDENTIAL. DISCLOSE AND DISTRIBUTE SOLELY TO THOSE INDIVIDUALS WHO HAVE A NEED TO KNOW

                               SERVICES AGREEMENT



 THIS SERVICES AGREEMENT (this "AGREEMENT") is made and entered into as of the 20th day of December, 2001, (the "EFFECTIVE DATE") by and between Qwest Business Resources, Inc. ("QWEST") and InsynQ, Inc. ("SUPPLIER").

--------------------------------------------------------------------------------

1.       SCOPE:

     Supplier will provide managed network and desktop services to Qwest's customers ("CUSTOMER"), including any reports, documentation and/or other deliverables (the "SERVICES") described in the statement(s) of work ("STATEMENT OF WORK" or "SOW") attached to and made a part of this Agreement. This Agreement establishes the standard terms and conditions that apply to Services performed by Supplier.

2.       AFFILIATE PURCHASES:

2.1 "AFFILIATE" means any entity that directly or indirectly controls, is controlled by, or is under common control with, a party. "CONTROL" means: (a) for corporate entities, direct or indirect ownership of 20% or more of the stock or shares entitled to vote for the election of the board of directors or other governing body of the entity; and (b) for non-corporate entities, direct or indirect ownership of 20% or greater of the equity interest.

2.2 Qwest Business Resources, Inc. has entered into this Agreement as the procurement organization for its Affiliates, including but not limited to the Affiliates identified on EXHIBIT A hereto ("QWEST AFFILIATES"). A Qwest Affiliate may purchase Services hereunder by issuing an Order (as defined below). Upon acceptance of an Order by Supplier, a Qwest Affiliate identified therein will be bound by the terms and conditions of this Agreement for purposes of such Order only. All references in this Agreement to "QWEST" will mean a Qwest Affiliate that purchases Services as described in this paragraph. If more than one Qwest Affiliate is referred to as "QWEST," their obligations and liabilities will be several, not joint.

3.       TERM:

     This Agreement will commence as of the Effective Date and will continue through December 20, 2002.

4.       REPRESENTATIONS AND WARRANTIES:

4.1      Supplier represents and warrants that:
             (a) all Services will be performed in a professional and workmanlike manner, consistent with industry standards;

             (b) all Services will conform to the Statement of Work and will be free from deficiencies and defects in materials, workmanship, design and/or performance;

             (c) it has the requisite ownership, rights and licenses to perform its obligations under this Agreement fully as contemplated hereby and to grant to Qwest all rights with respect to the Services free and clear from any and all liens, adverse claims, encumbrances and interests of any third party, and Supplier has the requisite rights and authority from its licensor or sublicensor of the software products underlying the Services, to license access and use of such software as is necessary to the provision of the Services by Supplier under this Agreement;

             (d) there are no pending or threatened lawsuits, claims, disputes or actions: (i) alleging that any Services infringe, violate or misappropriate any third party rights; or (ii) adversely affecting any Services or Supplier's ability to peform its obligations hereunder; and

             (e) the Services do not violate, infringe, or misappropriate any patent, copyright, trademark, trade secret, or other intellectual property or proprietary right of any third party.

4.2 Supplier hereby assigns and passes through to Qwest and its Customers who purchase the Services, the warranties and indemnities contained in each applicable license, sublicense or similar authorizing agreement entered into between the licensor or sublicensor of the software and Supplier or affiliate of Supplier. Supplier will assist Qwest and its Customers who purchase the Services in making any warranty or indemnification claims.

5.       CONFIDENTIAL INFORMATION:

5.1 "CONFIDENTIAL INFORMATION" means any and all business, technical or third party information (including but not limited to, Customer data, documentation, text, audio, video, graphics, animation, drawings, programming, icons, images, pictures, charts and other Customer information posted by Customer or otherwise contained on Supplier's remote facilities and other information provided by Customer to Supplier in connection with the provision of the Services [collectively "CUSTOMER CONTENT"], trade secrets, marketing plans, financial data, specifications, drawings, sketches, models, samples, computer programs and documentation) provided, disclosed or made accessible by one party (the "DISCLOSING PARTY") to the other (the "RECEIVING PARTY") under this Agreement that is either identified as or would be reasonably understood to be confidential and/or proprietary. Confidential Information also includes the terms and conditions of this Agreement and any Work Product (defined below). Information regarding Customers is considered Confidential Information under this Section and shall not be used by Supplier for any purpose other than providing services under this Agreement. Confidential Information does not include information that the Receiving Party can clearly establish by written evidence: (a) is or becomes known to the Receiving Party from a third party without an obligation to maintain its confidentiality; (b) is or becomes generally known to the public through no act or omission of the Receiving Party; or (c) is independently developed by the Receiving Party without the use of Confidential Information of the Disclosing Party.

5.2 Except as expressly provided herein, the Receiving Party will: (a) not use Confidential Information of the Disclosing Party for any purpose other than the fulfillment of its obligations under this Agreement; (b) not disclose Confidential Information of the Disclosing Party to any third party (including any Affiliate of itself or of the Disclosing Party) without the prior written consent of the Disclosing Party; (c) not make any copies of Confidential Information of the Disclosing Party without the Disclosing Party's prior consent; and (d) protect and treat all Confidential Information of the Disclosing Party with the same degree of care as it uses to protect its own Confidential Information of like importance, but in no event with less than reasonable care. The Receiving Party will only disclose Confidential Information of the Disclosing Party to its employees and/or agents who have a "need to know" for purposes of this Agreement. The Receiving Party will notify and inform such employees and/or agents of the Receiving Party's obligations under this Agreement, and the Receiving Party will be responsible for any breach of this Agreement by its employees and/or agents. In the event that the Receiving Party is required to disclose Confidential Information of the Disclosing Party pursuant to law, the Receiving Party will notify the Disclosing Party of the required disclosure with sufficient time for the Disclosing Party to seek relief, will cooperate with the Disclosing Party in taking appropriate protective measures, and will make such disclosure in a fashion that maximizes protection of the Confidential Information from further disclosure.

5.3 Upon expiration or termination of this Agreement, the Receiving Party will promptly turn over to the Disclosing Party, or at the Disclosing Party's direction destroy, all Confidential Information of the Disclosing Party, in whole or in part, in whatever format, including any copies.

6.       WORK PRODUCT:

6.1 All materials (including but not limited to prototypes, drawings and documentation) and any ideas, designs, techniques, inventions, discoveries, improvements, information, creations, software, and any other items discovered, prepared or developed by or for Supplier in the course of or resulting from performance under this Agreement ("WORK PRODUCT") will be promptly disclosed and furnished to Qwest. All right, title and interest in the Work Product will vest in Qwest and the Work Product will be deemed to be a work made for hire. To the extent it may not be considered a work made for hire, Supplier assigns to Qwest all right, title and interest in the Work Product, including all copyrights, patent rights, patents and applications therefor.

6.2 Supplier will retain ownership of its previously developed items. If the Work Product includes previously developed items, Supplier hereby grants to Qwest an unrestricted, royalty-free, perpetual, irrevocable license to make, have made, use, market, import, distribute, copy, modify, prepare derivative works of, perform, display, disclose and sublicense such items.

6.3 Supplier represents and warrants that it has all necessary agreements with its employees, contractors and others in order to convey the ownership and license rights granted herein. Upon request, and without charge, Supplier agrees to reasonably assist Qwest (including by executing assignments and other documents) as may be required to protect, convey and enforce the rights of Qwest in and to the Work Product.

6.4 Notwithstanding the foregoing, Work Product does not include Supplier owned technology and improvements thereto, which technology is located at Supplier facilities and which technology enables Supplier to provide the Services, that is computer virus protection applications and certain business applications and the secure storage of files created or processed by these applications at Supplier's remote computer facilities. Supplier and Qwest acknowledge and agree that in regard to the Enrollment Services, Reporting Services and Billing Services referenced at SECTIONS 5, 6 and 7 of the Statement of Work dated of even date herewith, and similar branded items which may be developed by Supplier for Qwest, that Supplier owns the technology which enables the support services, enrollment services, reporting services and similar developed items and that Qwest owns the content and underlying database of information including, without limitation, customer information and business performance data. SECTION 6.2 applies to such enabling technology.

7.       INDEPENDENT CONTRACTORS:

7.1 Supplier certifies that it is engaged in an independent business and will perform its obligations pursuant to this Agreement as an independent contractor and not as the agent or employee of Qwest. This Agreement does not create a partnership, joint venture or similar relationship between the parties, and neither party will have the power to obligate the other in any manner whatsoever.

7.2 Any persons who perform Services for Qwest hereunder will be solely the employees or agents of Supplier under its sole and exclusive direction and control. Supplier is solely responsible for: (a) the hours of work, methods of performance and compensation of its employees and agents; (b) compliance with all federal, state and local rules and regulations including but not limited to those governing worker's compensation, unemployment, disability insurance and social security withholding for its employees and agents; and
            (c) all federal and state income taxes with respect to its income under this Agreement.

8.       NON-SOLICITATION AND NON-DIVERSION:

     Supplier agrees, that during the term of this Agreement and for a period of one year after termination or expiration of this Agreement, it shall not, directly or indirectly, through the use of Customer information obtained in connection with the provision of the Services, solicit, divert or take, or attempt to divert or take away the Customers, the business or accounts of Qwest.

9.       INDEMNIFICATION:

9.1 Supplier will, at Supplier's expense, indemnify, defend and hold harmless Qwest (including its officers, directors, employees and agents), its Affiliates and customers against any loss, cost, expense or liability (including but not limited to attorneys' fees and awarded damages) arising out of a claim that the Services, or their use by Qwest or its Customers, infringe, violate or misappropriate a patent, copyright, trademark, trade secret or other intellectual property or proprietary right of any third party.

9.1.1 Supplier's obligation to indemnify Qwest and its Customers pursuant to the preceding language will not apply to the extent any infringement was directly caused by any combination of Services with any other product, system or method unless: (a) Qwest and its Customers would be reasonably expected to use the Services in combination with such product, system or method, or (b) the product, system or method is: (i) provided by Supplier or its Affiliates; (ii) specified by Supplier to work with the Services; or (iii) reasonably required in order to use the Services in their intended manner, and the infringement could not have been avoided by substituting another reasonably available product, system or method capable of performing the samefunction.

9.1.2 In the event of such a claim, Supplier will, at its expense, either obtain the right for Qwest to continue using the Services or replace or modify them to be non-infringing and of equivalent functionality. If neither of these alternatives is reasonably possible, Supplier will refund a pro-rata portion of the amounts paid hereunder with respect to the Services (based on the expected life thereof) and reimburse Qwest for all reasonable expenses for removal and replacement of the Services.

9.2 Each party (for purposes of this Indemnification Section, the "INDEMNIFYING PARTY") will indemnify, defend and hold harmless the other (including its officers, directors, employees and agents), its Affiliates and customers, against any loss, cost, expense or liability (including reasonable attorneys' fees and costs) arising from the negligence or willful misconduct of the Indemnifying Party (including its Affiliates, agents, employees and others under its direction or control).

9.3 Supplier will indemnify, defend and hold harmless Qwest and its Affiliates (including their officers, directors, employees and agents), against any loss, cost, expense or liability (including reasonable attorneys' fees and costs) arising from the unavailability of Services caused by Supplier, or the loss or unauthorized dissemination or use of Customer Content by Supplier, its affiliates, agents, employees and others under its direction or control.

9.4 The party to be indemnified pursuant to this Section will notify the indemnifying party within a reasonable time after receiving notice of a claim. Provided that the indemnifying party promptly and reasonably investigates and defends any such claim, the indemnifying party will have control over the defense and settlement thereof. The party to be indemnified will furnish, at the indemnifying party's reasonable request and expense, information and assistance necessary for such defense.

10.      LIMITATION OF LIABILITY:

     Except for each party's indemnification obligations under the Section herein entitled "INDEMNIFICATION" and each party's breach of the Section herein entitled "CONFIDENTIAL INFORMATION", neither party is liable to the other for consequential, incidental, indirect, punitive or special damages, including commercial loss and lost profits, however caused and regardless of legal theory or foreseeability, directly or indirectly arising under this Agreement, even if such party has been apprised of the possibility of such damages.

11.      INSURANCE:

     Supplier shall at all times during the term of this Agreement, at its own cost and expense, carry and maintain the insurance coverage listed below with insurers having a "Best's" rating of A VII. Supplier shall not commence any work hereunder until Supplier has fulfilled all insurance requirements herein. Supplier shall require its subcontractors and agents to maintain the same insurance coverage listed below.

11.1 Workers' Compensation Insurance with statutory limits as required in the state(s) of operation; and providing coverage for any employee entering onto Qwest premises, even if not required by statute. Employer's Liability or "Stop Gap" insurance with limits of not less than $100,000 each accident.

11.2 Commercial General Liability Insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of the performance of this Agreement, including coverage for independent contractor's protection (required if any work will be subcontracted), premises-operations, products/completed operations, and contractual liability with respect to the liability assumed by Supplier hereunder. The limits of insurance shall not be less than:

                  Each Occurrence                             $1,000,000
                  General Aggregate Limit                     $2,000,000
                  Products-Completed Operations Limit         $1,000,000
                  Personal and Advertising Injury Limit       $1,000,000

11.3 The insurance limits required herein may be obtained through any combination of primary and excess or umbrella liability insurance. Supplier shall forward to Qwest certificate(s)of such insurance upon execution of this Agreement and upon any renewal of such insurance during the term of this Agreement. The certificate(s) shall provide that (1) Qwest (and its participating affiliates) be named as an additional insured(s) as their interest may appear with respects this Agreement; (2) thirty (30) days prior written notice of cancellation, material change or exclusions to the policy shall be given to Qwest; (3) coverage is primary and not excess of, or contributory with, any other valid and collectible insurance purchased or maintained by Qwest.

11.4 Any additional or different insurance requirements shall be specified in Module(s), Schedule(s) or Attachment(s) to this Agreement.

12.      SAFETY, HEALTH AND ACCIDENT REPORTS:

     The safety and health of Supplier's employees and agents while on Qwest's premises will be the sole responsibility of Supplier. While on Qwest's premises, Supplier and its employees and agents will comply with Qwest's rules and regulations, as well as all local, state and federal environmental, health and safety requirements, including those relating to the use and handling of hazardous materials. Supplier will immediately report to Qwest any accidents, injuries or property damage arising from the performance of this Agreement. Supplier will provide Qwest with copies of any safety, health or accident reports that Supplier files with any third party with respect to Supplier's performance of this Agreement.

13.      COMPLIANCE WITH LAWS:

     Supplier will, at its expense, obtain all permits and licenses, pay all fees, and comply with all federal, state and local laws, ordinances, rules, regulations and orders applicable to Supplier's performance under this Agreement including, without limitation, The Telecommunications Act of 1996.

14.      TERMINATION FOR CONVENIENCE; CANCELLATION:

14.1 Qwest may terminate this Agreement, in whole or in part, for its convenience with sixty (60) days' prior written notice. Supplier will be entitled to payment for Services accepted and received by Qwest as of the date of termination. Qwest will have no other liability arising out of termination of this Agreement.

14.2 This Agreement shall terminate, without notice, (i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings, (ii) upon either party's making an assignment for the benefit of creditors, or (iii) upon either party's dissolution or ceasing to do business.

14.3 Either party may terminate this Agreement by written notice to the other in the event that the other party breaches this Agreement and fails to cure such breach to the non-breaching party's satisfaction within sixty (60) days of written notice specifying the breach.

14.4 Upon the expiration of this Agreement, or in the event that this Agreement is terminated by either party for any or no reason, at Qwest's option Supplier shall: (a) assist Qwest, at Qwest's expense, in transitioning Customers to replacement Services, or (b) assist Qwest in discontinuing the provision of Services to Customers. Notwithstanding the foregoing, if mutually agreed by the parties, Supplier may purchase from Qwest the right to provide Services directly to then current Customers.

14.5 The Sections entitled Representations and Warranties, Confidential Information, Indemnification, Work Product, Non-Solicitation and Non-Diversion, Limitation of Liability, Compliance with Laws and Dispute Resolution will survive the expiration or termination of this Agreement or any SOW. Expiration or termination of this Agreement will not relieve either party from its obligations arising hereunder prior to such expiration or termination.

15.      DISPUTE RESOLUTION:

15.1 NEGOTIATION BETWEEN EXECUTIVES. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party's position and a summary of arguments supporting that position and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within thirty (30) days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

15.2 ARBITRATION. Any dispute arising out of or relating to this Agreement, including the breach, termination or validity hereof, which has not been resolved by negotiation as provided herein within 90 days of the initiation of such procedure, shall be settled by arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. ss.. 1 ET SEQ. The arbitration shall be conducted in accordance with the JAMS Comprehensive Arbitration Rules, but need not be administered by JAMS unless the parties cannot otherwise agree upon the selection of an arbitrator within thirty (30) days of the receipt of a written demand for arbitration. In the event the parties cannot reach agreement on the selection of an arbitrator, either party may commence the arbitration process by filing a written demand for arbitration with JAMS, with a copy to the other party. The written demand for arbitration called for by this paragraph shall contain sufficient detail regarding the party's claims to permit the other party to understand the claims and identify witnesses and relevant documents.

           The arbitrator may, upon good cause shown, expand the discovery permitted by the JAMS rules and extend any applicable deadlines. The arbitrator may decide a motion for summary disposition of claims or issues, either by agreement of all interested parties or at the request of one party, provided other interested parties have reasonable notice to respond to the request. The arbitrator shall not have the authority to determine claims over which a regulatory agency has exclusive jurisdiction. The arbitrator shall not be empowered to award, nor shall any party be entitled to receive, any damages or awards that are barred by the "LIMITATION OF LIABILITY" Section of this Agreement. The arbitrator's decision shall follow the plain meaning of this Agreement and shall be final, binding, and enforceable in a court of competent jurisdiction. The arbitrator shall issue an award no later than sixty (60) days after the commencement of the arbitration hearing unless the parties agree otherwise. Each party shall bear its own costs and attorneys' fees and shall share equally in the fees and expenses of the arbitrator. The arbitration proceedings shall occur in the Denver, Colorado metropolitan area.

            Should it become necessary to resort to court proceedings to enforce a party's compliance with the dispute resolution process set forth herein, and the court directs or otherwise requires compliance herewith, then all of the costs and expenses, including its reasonable attorneys fees, incurred by the party requesting such enforcement shall be reimbursed by the non-complying party to the requesting party. Venue shall be deemed proper in the federal, state and county courts located in the City and County of Denver, State of Colorado, and said courts shall have exclusive jurisdiction over any proceedings arising out of this Agreement.

17.3 CONFIDENTIALITY. The parties agree to keep all disputes arising under this Agreement confidential except as necessary in connection with a judicial challenge to or enforcement of an award or unless otherwise required by law or judicial decision. The arbitrator may issue orders to protect the confidentiality of proprietary information, trade secrets or other sensitive information.

16.      GOVERNING LAW:

     This Agreement will be governed by the laws of the State of Colorado without reference to its choice of law rules.

17.      FORCE MAJEURE:

     Neither party will be liable to the other party for any delay, error, failure in performance or interruption of performance resulting from causes beyond its reasonable control. Because the Services rely completely on the Qwest DSL service and on the Internet for their efficacious delivery, Qwest acknowledges that an interruption or slowdown in either constitutes Force Majeure with respect to Supplier's performance under this Agreement.

18.      RECORDS AND AUDITS:

     Supplier will maintain complete and accurate records of all charges incurred by Qwest under this Agreement, in accordance with generally accepted accounting principles, for a period of twenty-four (24) months from the date of termination or expiration of this Agreement. Qwest may inspect Supplier's records upon reasonable notice and may keep copies thereof.

19.      ASSIGNMENT AND DELEGATION:

     Supplier may not assign this Agreement, in whole or in part, without the prior written consent of Qwest, and any attempted assignment by Supplier will be void. The rights and obligations of each party will be binding upon and inure to the benefit of its successors and permitted assigns. Notwithstanding the aforesaid, Supplier is permitted to assign this Agreement to an Affiliate.

20.      NOTICES:

     Notices required under this Agreement will be sent to the addresses of the parties stated below. Notice will be deemed given: (a) on the 1st day after deposit with an overnight courier, charges prepaid; (b) as of the day of receipt, if sent via first class U.S. Mail, charges prepaid, return receipt requested; and (c) as of the day of receipt, if hand delivered.

21.      ADVERTISING, PUBLICITY:

     Neither party will use the other party's names, marks, codes, drawings or specifications in any advertising, press release, promotional effort or publicity of any kind without the prior written permission of the other party.

22.      WAIVERS:

     Any waiver by either party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of that or any other provision of this Agreement. Any waiver must be in writing. Failure by either party to insist upon strict adherence to any provision of this Agreement on one or more occasions will not deprive such party of the right to insist upon strict adherence to that or any other provision of this Agreement.

23.      MODIFICATIONS OR AMENDMENTS:

     Any modifications or amendments to this Agreement must be in writing and signed by both parties.

24.      NON-EXCLUSIVE AGREEMENT:

     This Agreement is non-exclusive in that Qwest can purchase Services from other suppliers, and Supplier can sell Services to other customers, and Qwest does not make any commitment or guarantee for any minimum or maximum amount of purchases.

25.      SEVERABILITY:

     The determination that any provision of this Agreement is invalid or unenforceable will not invalidate this Agreement, and this Agreement will be construed and performed in all respects as if such invalid or unenforceable provision was omitted insofar as the primary purpose of this Agreement is not frustrated.

26.      TIME OF ESSENCE:

     Time is of the essence with respect to Supplier's obligations hereunder.

27.      SUPPLIER DEPENDENCE:

     Supplier acknowledges and agrees that Qwest is not responsible for knowing Supplier's dependence on revenues from sales to Qwest in proportion to Supplier's revenues from other customers, and Supplier agrees to release, hold harmless and indemnify Qwest from any and all claims and liabilities relating to Supplier's financial stability which may result from Qwest's termination of this Agreement for any reason whatsoever.

28.      NO RECRUITING:

     During the term of this Agreement and for a period of one year thereafter, Supplier will not recruit, directly or indirectly, any Qwest employee involved in the performance of this Agreement ("QWEST Personnel"). In the event that Supplier recruits and hires any Qwest Personnel, Supplier will pay to Qwest, within thirty (30) days of the date of such hiring, an amount equal to fifty percent (50%) of the compensation paid by Qwest to such Qwest Personnel in the previous year as a fee for the benefit obtained by Supplier. For purposes of this Section 28, the word "recruit" does not include unsolicited applications for jobs, responses to public advertisements, or candidates submitted by recruiting firms, without any contact between Supplier and Qwest Personnel.

29.      ENTIRE AGREEMENT:

     This Agreement, together with all Statements of Work, exhibits and Orders, contains the entire understanding between the parties with respect to the subject matter herein contained and supersedes all prior oral and written understandings, arrangements and agreements between the parties relating thereto. Notwithstanding the foregoing, any non-disclosure or confidentiality agreement entered into by the parties in advance of this Agreement will remain effective according to its terms.

--------------------------------------------------------------------------------

The parties, intending to be legally bound, have caused this Agreement to be executed by as of the Effective Date.


QWEST BUSINESS RESOURCES, INC.                                    INSYNQ, INC.
/s/ Deborah Egan
------------------------------------------------------------      /s/ John P. Gorst
                                                                  ------------------
(AUTHORIZED SIGNATURE)                                            (AUTHORIZED SIGNATURE)
Deborah Egan
------------------------------------------------------------      John P. Gorst
(PRINT OR TYPE NAME OF SIGNATORY)                                 (PRINT OR TYPE NAME OF SIGNATORY)
Sr. Buyer                                                         Chief Exeutive Officer
------------------------------------------------------------      -------------------------------------------------------------
(TITLE)                                                           (TITLE)
December 21, 2001                                                 December 21, 2001
------------------------------------------------------------      -------------------------------------------------------------
(EXECUTION DATE)                                                  (EXECUTION DATE)

ADDRESS FOR PURPOSES OF NOTICES:     ADDRESS FOR PURPOSES OF NOTICES:
Steve Lavington                      John P. Gorst
---------------------------------    --------------------------------
555 -17th Street, 21st Floor         1127 Broadway Plaza, Suite 10
---------------------------------    --------------------------------
Denver, CO  80202                    Tacoma, WA  98402
---------------------------------    --------------------------------
Facsimile: 303-447-8620              Facsimile:  253-284-2035
---------------------------------    --------------------------------
e-Mail:  slaving@qwest.com

WITH A COPY TO:
------------------------------------------------------------
Qwest Global Procurement
------------------------------------------------------------
Attn:  Resale Group
------------------------------------------------------------
7800 East Orchard Road, Suite 450B
------------------------------------------------------------
Englewood, CO  80111
------------------------------------------------------------

                                                     EXHIBIT A

                                                 QWEST AFFILIATES





Qwest Communications International Inc.                         Qwest B. V.

KNPQwest N.V.                                                   Qwest Cyber.Solutions, LLC

Qwest Services Corporation                                      Qwest Capital Funding, Inc.

Qwest Communications Corporation                                FSI Acquisition Corporation

Qwest Internet Solutions, Inc.                                  Phoenix Network, Inc.

Qwest Communications Corporation of Virginia                    Opticom S.A. de C.V. %

Qwest Communications Int'l. Ltd.                                Vicorp.com

Vicorp.com International                                        Qwest Investment Company

Servicios Derecho de Via S.A. de C.V.                           Opticom S.A. de C.V.

Qwest Digital Media, LLC                                        Lightwave Spectrum, Inc.

LCI International, Inc.                                         Ontario Inc.

LCI International Telecom Corporation                           USLD Communications Corporation

USLD Communications, Inc.                                       LCI California Assets, LLC

LCI International CA, Inc.                                      Qwest N Limited Partnership

LCI International of Virginia, Inc.                             Qwest Advanced Technologies, Inc.

Qwest Business Resources, Inc.                                  Qwest Corporation

Block 142 Parking Garage Association                            El Paso County Telephone Company

Malheur Home Telephone Company                                  1200 Landmark Center Condominium Association, Inc.

Training Partnerships, Inc.                                     Qwest Database Services, Inc.

Qwest Wireless, LLC                                             TW Wireless, LLC

Qwest Broadband Services, Inc.                                  Qwest Government Services, Inc.

U S WEST Investment Management Company                          Qwest Dex, Inc.

Qwest Dex Holdings, Inc.                                        Qwest Long Distance, Inc.

Qwest Federal Relations, Inc.                                   Western Re, Inc.

U S WEST Foundation                                             Qwest Transoceanic, Inc.

Transoceanic Operations, Inc.                                   Qwest Hong Kong, LLC

Qwest (Asia) Limited (H.K.)                                     Qwest Information Technologies, Inc.

Qwest Interprise America of Virginia, Inc.                      Qwest Interprise America, Inc.

Qwest IP Holdings, Inc.